EXECUTION VERSION
CONFIDENTIAL
THIRD POINT REINSURANCE LTD.
2013 OMNIBUS INCENTIVE PLAN
AMENDED AND RESTATED
EMPLOYEE RESTRICTED SHARES
AWARD NOTICE
Sid Sankaran
You have been granted a number of shares of Restricted Shares as set forth below of Third Point Reinsurance Ltd. (the “Company”), US$0.10 par value, pursuant to the terms and conditions of the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan (the “Plan”) and the Employee Restricted Shares Agreement (together with this Notice of Grant, the “Agreement”). Copies of the Plan and the Restricted Shares Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.
Restricted Shares:     On the Grant Date below, you were previously awarded and accepted 364,520 shares of Restricted Shares of the Company, US$0.10 par value, subject to adjustment as provided in Section 5 of the Employee Restricted Shares Agreement.
Original Grant Date:    August 6, 2020

Note: This Notice of Grant and the attached Employee Restricted Shares Agreement are amended and restated effective as of February , 2021. The signatures below evidence the parties’ agreement to such amendment and restatement, and the parties’ signatures to the original Notice of Grant evidence their agreement to the original grant of the Restricted Shares.

THIRD POINT REINSURANCE LTD.

/s/ Gretchen Hayes
By
    Name: Gretchen Hayes
    Title: Chair – Compensation Committee

AGREED AND ACCEPTED:

                        /s/ Sid Sankaran

Sid Sankaran

AMENDED AND RESTATED
EMPLOYEE RESTRICTED SHARES AGREEMENT
This AMENDED AND RESTATED EMPLOYEE RESTRICTED SHARES AGREEMENT (the “Agreement”), dated as of February 15, 2021, is entered into by and between Third Point Reinsurance Ltd., a Bermuda exempted company (the “Company”), and Sid Sankaran (the “Participant”), pursuant to the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan. Reference is made to that certain Agreement and Plan of Merger, dated as of August 6, 2020, among Sirius International Insurance Group, Ltd., a Bermuda exempted company limited by shares, the Company and Yoga Merger Sub Limited, a Bermuda exempted company limited by shares and a wholly owned subsidiary of Parent (the “Merger Agreement”).
1.Prior Grant of Restricted Shares. The Company previously granted to the Participant the number of restricted shares of the Company (the “Restricted Shares” or “Shares”) specified in the attached Amended and Restated Employee Restricted Shares Award Notice (the “Notice of Grant”), pursuant to the terms and conditions of the Plan, and that certain Employee Restricted Shares Agreement previously entered into between the Company and the Participant, dated as of the grant date set forth in the Notice of Grant (the “Grant Date”) (together with the Notice of Grant, the “Original Restricted Shares Agreement”). The Company and the Participant now intend to amend and restate the Original Restricted Shares Agreement as provided herein. This Agreement is subordinate to, and the terms and conditions of the Restricted Shares granted under the Original Restricted Shares Agreement are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. The Restricted Shares shall be considered a Service Award under the Plan.
2.Vesting of Restricted Shares; Restricted Period.
(a)Vesting. Except as otherwise provided in this Section 2, the Restricted Shares shall become vested, if at all, in five equal installments on each anniversary of the Closing Date (as defined in the Merger Agreement), subject to the Participant’s continued provision of Services to the Company or any Subsidiary thereof through such date; provided that if the Merger Agreement is terminated without the Closing (as defined in the Merger Agreement) having occurred, a portion of the Restricted Shares shall vest as of the date the Merger Agreement is terminated (the “Merger Agreement Termination Date”) in an amount equal to the number of Restricted Shares that would have become vested through the Merger Agreement Termination Date had the five-year vesting period instead commenced as of the date of execution of the Merger Agreement (the “Signing Date”), and the remainder of the unvested Restricted Shares shall vest in equal annual installments on each anniversary of the Signing Date, subject to the Participant’s continued provision of Services as a Director on the Board through such date. The period over which the Restricted Shares vest is referred to as the “Restricted Period.”

(b)Termination of Services.
(i)If, on or prior to the Closing Date (as defined in the Merger Agreement), the Participant dies or the Participant is removed from the Board or is not re-nominated for election to the Board for any reason, then 100% of the unvested Restricted Shares shall vest immediately upon any such death, removal or failure to nominate.
(ii)If, after the Closing Date (as defined in the Merger Agreement), the Participant’s Services to the Company terminate by reason of a Good Leaver Termination (as defined in that certain Amended and Restated Employment Agreement, dated as of February 26, 2021, to which the Participant and the Company are parties, then 100% of the unvested Restricted Shares shall vest immediately upon any such Good Leaver Termination.
(iii)If, at any time during the Restricted Period, the Participant’s Services to the Company terminate and such termination is not a Good Leaver Termination, all unvested Restricted Shares shall immediately be forfeited and canceled effective as of the effective date of the Participant’s Termination of Service.
(c)Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Shares under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.
3.Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the Restricted Shares that become vested unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such Shares must also comply with other applicable laws and regulations governing the Shares, and Participant may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.
4.Participant’s Rights with Respect to the Restricted Shares.
(a)Restrictions on Transferability. During the Restricted Period, the Restricted Shares granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, without limitation, by gift, operation of law or otherwise), other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death.
(b)Rights as Shareholder; Dividends. The Participant shall be the record owner of the Restricted Shares until the Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any non-cash dividends or other distributions shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they were paid. If the Participant forfeits any rights he has under this Agreement in accordance with Section 2, the Participant shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Shares and shall no longer be entitled to vote or receive dividends on such Shares.
(c)Shares Certificates. The Company may issue shares certificates or evidence the Participant’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any shares certificates that are issued shall be retained by the Company until such time as the Restricted Shares vest.
5.Adjustment in Capitalization. The number, class or other terms of any outstanding Restricted Shares shall be adjusted by the Board to reflect any extraordinary dividend, shares dividend, shares split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Shares in such manner as it determines in its sole discretion.
6.Miscellaneous.
(a)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)No Right to Continued Services. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Shareholders to terminate the Participant’s Services at any time, or confer upon the Participant any right to continue in the Services of the Company or any of its Subsidiaries.
(c)Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Agreement. Any determination or interpretation by the Committee under or pursuant to the Plan or this Agreement shall be final and binding and conclusive on all persons affected hereby.
(d)Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of the Restricted Shares under the Plan as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. The Company may require the recipient of the Shares to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of shares deliverable to the Participant upon vesting of the Restricted Shares. The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company sell the least number of whole Shares having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld. The Company may defer delivery of the Shares until such requirements are satisfied.
(e)Section 83(b) Election. The Participant may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Shares. Any such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service, and for all tax consequences resulting from the Section 83(b) Election.
(f)Forfeiture, Cancellation and “Clawback” of Awards. The Participant shall forfeit and disgorge to the Company any Restricted Shares granted or vested and any gains earned or accrued due to the sale of any Shares to the extent required by the Company’s Executive Compensation Clawback Policy, as adopted on February 27, 2018 and as the same may be amended from time to time, or Applicable Law or regulations in effect on or after the Effective Date, including Section 304 of the U.S. Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. For the avoidance of doubt, the Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. The implementation of policies and procedures pursuant to this Section 6(f) and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards. Awards granted under the Plan (and gains earned or accrued in connection with Awards) shall also be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only.
(g)Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(h)Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Restricted Shares evidenced by the Original Restricted Shares Agreement, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Restricted Shares is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Shares is unknown and cannot be predicted with certainty.
(i)Employee Data Privacy. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, the Participant: (a) authorizes the Company, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.
(j)Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Shares via Company website, email or other electronic delivery.
(k)Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(l)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
(m)Entire Agreement. This Agreement, including the Plan and Notice of Grant, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior and contemporaneous arrangements, agreements and understandings, whether written or oral, between the parties as to such subject matter.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.
                    COMPANY
/s/ Gretchen Hayes

By
    Name: Gretchen Hayes
Title: Chair – Compensation Committee
PARTICIPANT
/s/ Sid Sankaran

                Sid Sankaran